Exhibit 23.3

CONSENT OF NORWEST CORPORATION

Reference is made to the Annual Report on Form 40-F (the “40-F”) of Ivanhoe Mines Ltd. (the “Company”) filed with the United States Securities and Exchange Commission on April 2, 2007, pursuant to the Securities Exchange Act of 1934, as amended.

We hereby consent to the use of and reference to our name and the Nariin Sukhait Technical Report dated March 2007 (the “Technical Report”), and the inclusion of information derived from the Technical Report, under the heading “Item 3: Description of the Business – Mongolian Coal Division - Nariin Sukhait Coal Project” and the use of and reference to our name in “Item 11: Interests of Experts” in the Company’s Annual Information Form for the year ended December 31, 2006, dated March 30, 2007 and in the 40-F, which are incorporated by reference into the registration statement on Form S-8 (File Nos. 333-113048, 333-128205 and 333-135595) of Ivanhoe Mines Ltd.

NORWEST CORPORATION
/s/ Richard D. Tifft, III
By:	Richard D. Tifft, III
Title:	Vice President Geologic Services

Dated: May 24, 2007